Exhibit 99

ICT GROUP FINANCIAL MEDIA CONTACT:	ICT GROUP INVESTOR CONTACT:
BERNS COMMUNICATIONS GROUP, LLC	BROD & SCHAFFER, LLC
Stacy Berns/Michael McMullan	Betsy Brod/Jonathan Schaffer
212-994-4660	212-750-5800

ICT GROUP REPORTS RECORD 2005 SECOND QUARTER REVENUE;

REVENUE UP 28% to $97 Million; EPS of $0.14

~ Strong Domestic and International Business Drives Growth ~

NEWTOWN, PA, JULY 28, 2005 – ICT GROUP, INC. (NASDAQ: ICTG), today reported results for the second quarter ended June 30, 2005.

Revenue for the 2005 second quarter increased 28% to $97.0 million compared to $75.5 million in the prior-year period. Net income for the second quarter of 2005 was $1.7 million, or $0.14 per diluted share, compared to $350,000, or $0.03 per diluted share, in last year’s second quarter, including the impact of pre-tax charges related to recently settled class action litigation of $91,000 in the 2005 second quarter and a $445,000 charge in the second quarter of 2004.

Revenue and earnings for the period exceeded initial Company guidance due to continued strong demand for the Company’s sales and service solutions, both domestically and internationally.

“We have developed industry-specialized expertise across several key vertical markets, which has enabled us to expand our existing relationships and capture new business. In addition, we have expanded our service offerings and are able to offer a broader suite of services while leveraging our global infrastructure costs. As a result, we posted record revenue results for the fourth consecutive quarter and expect to generate top-line growth of at least 20% for the full year,” commented John J. Brennan, Chairman and Chief Executive Officer of ICT GROUP.

Services revenue grew 33% to $65.3 million in the second quarter and accounted for 67% of total Company revenue in the period, versus 65% last year. Strong Services revenue growth was achieved in both domestic and international markets, driven by the ramp-up and expansion of the many customer and marketing services programs sold in the previous 12 to 18 months. Domestic Services revenue increased 29% and International Services revenue increased 63% compared to last year’s second quarter.

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ICT GROUP REPORTS RECORD 2005 SECOND QUARTER REVENUE (CONT.)

Sales revenue, which accounted for 33% of total revenue versus 35% last year, grew 19% in the second quarter to $31.7 million, largely driven by gains in the international markets served by the Company. On a consolidated basis, International Sales revenue grew 48% compared to last year’s second quarter, while Domestic Sales revenue increased 7%.

Total Domestic revenue for the quarter increased 22% to $74.7 million, representing 77% of total Company revenue versus 81% in the prior year period. Total International revenue increased 55% to $22.3 million for the quarter, highlighted by strong performance in Canada, Australia, Mexico and Europe.

“Demand within our healthcare and financial services verticals remained very strong, generating revenue gains of 54% and 34%, respectively. We also achieved a 15% increase in revenue from the telco/technology sector, which contributed to the quarter’s strong performance, and revenue from this sector is expected to accelerate in the second half of 2005. With seven new contracts signed during the quarter with new and existing clients, along with a strong pipeline of additional new business opportunities, we look forward to a strong second half as we build upon this positive momentum,” concluded Mr. Brennan.

On July 21, 2005, the Company raised its previous outlook for the full year 2005. Revenue is now expected to be in the range of $390 to $396 million with full year earnings guidance in the range of $0.65 to $0.70 per diluted share. Revenue for the third quarter is expected to total $96 to $98 million, with earnings in the range of $0.14 to $0.16 per diluted share for the period. All guidance given by the Company is before any expenses or potential insurance recoveries related to the recently settled class action litigation.

Conference Call:

The Company will hold a conference call today, Thursday, July 28, 2005, at 9:00 a.m. EDT. Investors may access the call by visiting the ICT GROUP website at www.ictgroup.com. If you are unable to participate during the live webcast, a replay of the call will be available on the website through August 4, 2005.

ICT GROUP, headquartered in Newtown, Pa., is a leading global provider of customer management and business process outsourcing solutions. The Company provides a comprehensive mix of customer care/retention, acquisition, up-selling/cross-selling, technical support, market research and database marketing as well as e-mail management, data entry/collections, claims processing and document management services, using its global network of onshore, near-shore and offshore operations. ICT

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ICT GROUP REPORTS RECORD 2005 SECOND QUARTER REVENUE (CONT.)

GROUP also provides interactive voice response (IVR) and advanced speech recognition solutions as well as hosted Customer Relationship Management (CRM) technologies, available for use by clients at their own in-house facility or on a co-sourced basis in conjunction with the Company’s fully integrated contact center operations. To learn more about ICT GROUP, visit the Company’s website at www.ictgroup.com.

Important Cautionary Information Regarding Forward-Looking Statements

This press release contains certain forward-looking statements, such as expected revenue and earnings and anticipated demand for ICT GROUP’S services. The forward-looking statements involve assumptions and are subject to substantial risks and uncertainties. Whenever possible, forward-looking statements are preceded by, followed by or include the words “believes,” “expects,” “anticipates” or similar expressions, which speak only as of the date the statement is made. ICT GROUP assumes no obligation to update any such forward-looking statements. For such statements, ICT GROUP claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual events or results of operations, cash flows and financial condition of ICT GROUP may differ materially from those discussed in the forward-looking statements as a result of various factors, including without limitation, those discussed in ICT GROUP’s annual report on Form 10-K for the year ended December 31, 2004, and other documents, such as reports on Form 8-K and reports on Form 10-Q filed by ICT GROUP with the Securities and Exchange Commission. Although ICT GROUP believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct and we undertake no obligation to update such expectations.

Important factors that could cause actual results to differ materially from ICT GROUP’s expectations, or that could materially and adversely affect ICT GROUP’s financial condition, may include, but are not limited to, the following, many of which are outside ICT GROUP’s control: customer demand for a client’s product, the client’s budgets and plans and other conditions affecting the client’s industry, interest and foreign currency exchange rates (including the effectiveness of strategies to manage fluctuations in these rates), an ICT GROUP client invoking cancellation or similar provisions of the client contract, demand for labor and the resulting impact on labor rates paid by ICT GROUP, unanticipated labor difficulties, unanticipated contract or technical difficulties, identifying and opening planned contact centers within timeframes necessary to meet client demands, reliance on strategic partners, industry and government regulation affecting ICT GROUP or its clients, reliance on telecommunications and computer technology, general and local economic conditions, competitive pressures in ICT GROUP’s industry, the cost to prosecute, defend or settle litigation by or against ICT GROUP, judgments, orders, rulings and other developments in or affecting litigation by or against ICT GROUP, ICT GROUP’s capital and financing needs, ICT GROUP’s ability to integrate acquired businesses, terrorist attacks, the impact of war and the use of financial instruments to hedge foreign exchange exposure. These factors, as well as others, such as conditions in the securities markets and actual or perceived results or developments affecting companies in our industry, could affect the trading price of our common stock.

(Tables Follow)

ICT Group, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
REVENUE	$96,991	$75,511	$191,010	$152,609

OPERATING EXPENSES:
Cost of services	58,155	45,197	114,717	91,608
Selling, general and administrative	35,594	29,021	70,567	58,519
Litigation costs	91	445	568	1,005

	93,840	74,663	185,852	151,132

Operating income	3,151	848	5,158	1,477

Interest expense, net	659	325	1,146	619

Income before income taxes	2,492	523	4,012	858
Income tax	748	173	1,204	284

Net income	$1,744	$350	$2,808	$574

Diluted earnings per share	$0.14	$0.03	$0.22	$0.04

Shares used in computing diluted earnings per share	12,897	12,918	12,889	12,930

Reconciliation of Net Income to Adjusted Net Income to Eliminate the Effect of Charges Related to the Recently Settled Class Action Litigation (Unaudited)

Adjusted Results of Operations:
Income before income taxes	$2,492	$523	$4,012	$858
Litigation costs	91	445	568	1,005

Adjusted income before income taxes	2,583	968	4,580	1,863
Adjusted income tax	775	319	1,374	614

Adjusted net income	$1,808	$649	$3,206	$1,249

Adjusted earnings per share	$0.14	$0.05	$0.25	$0.10

Shares used in computing adjusted earnings per share	12,897	12,918	12,889	12,930

ICT Group, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(In thousands, except workstations)

	June 30, 2005	December 31, 2004
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$14,375	$11,419
Accounts receivable, net	65,908	64,848
Other current assets	16,179	21,742

Total current assets	$96,462	$98,009

PROPERTY AND EQUIPMENT, net	$55,350	$56,298

OTHER ASSETS	$7,232	$6,269

	$159,044	$160,576

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and other current liabilities	$39,865	$49,270

Total current liabilities	$39,865	$49,270

LONG-TERM DEBT	$46,000	$39,000
OTHER LIABILITIES	3,167	3,358
TOTAL SHAREHOLDERS’ EQUITY	70,012	68,948

	$159,044	$160,576

WORKSTATIONS AT PERIOD END	9,614	9,264

AVERAGE WORKSTATIONS DURING QUARTER	9,447	9,006

NEWS RELEASE

ICT GROUP, INC.

800-799-6880

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